EMPLOYMENT AGREEMENT
                              (ROBERT G. O'MALLEY)

                                 (PINACOR, INC.)

         This Employment Agreement (the "AGREEMENT") is made and entered into as of January 4, 1999, by and between Pinacor, Inc., a Delaware corporation (the "COMPANY"), a wholly-owned subsidiary of MicroAge, Inc., a Delaware corporation ("MICROAGE"), and Robert G. O'Malley ("EXECUTIVE").

                                R E C I T A L S:

         WHEREAS, MicroAge and Executive entered into an Amended and Restated Employment Agreement dated as of November 4, 1996 (the "MICROAGE EMPLOYMENT AGREEMENT"); and

         WHEREAS, MicroAge, Pinacor, and Executive desire to terminate the MicroAge Employment Agreement and replace the MicroAge Employment Agreement with this Agreement.

                                    ARTICLE I
                                 DUTIES AND TERM

         1.1 EMPLOYMENT. In consideration of their mutual covenants and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, the Company agrees to employ Executive, and Executive agrees to remain in the employ of the Company, upon the terms and conditions herein provided.

         1.2 POSITION AND RESPONSIBILITIES.

         (a) Executive will serve as the Chief Executive Officer of the Company (or in a capacity and with a title of at least substantially equivalent quality), reporting directly to the Board. Executive agrees to perform services not inconsistent with his position as shall from time to time be assigned to him by the Chairman of the Board or by the Board.

         (b) Executive further agrees to serve, if elected, as a director of the Company and as an officer or director of any subsidiary or affiliate of the Company.

         (c) During the period of his employment hereunder, Executive will devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder.

         1.3 TERM. The term of Executive's employment under this Agreement will commence on the date first above written and will continue, unless sooner terminated, until January 4, 2001; provided, however, that commencing on January 4, 1999 and on each subsequent day thereafter, the
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Executive's  term of employment will  automatically  be extended without further action by the Company or Executive to the second anniversary of each such day.

         1.4 LOCATION. During the period of his employment under this Agreement, Executive will not be required, except with his prior written consent, to relocate his principal place of employment outside Maricopa County, Arizona. Required travel on the Company's business will not be deemed a relocation so long as Executive is not required to provide his services hereunder outside of Maricopa County, Arizona, for more than fifty (50%) percent of his working days during any consecutive six (6) month period.

         1.5 TERMINATION OF MICROAGE EMPLOYMENT AGREEMENT. MicroAge and Executive hereby terminate the MicroAge Employment Agreement, effective as of January 4, 1999. Executive agrees that Executive is not entitled to any payments as a result of the termination of the MicroAge Employment Agreement.

         1.6 SPECIAL BONUSES AND MODIFICATION OF 1997 MEP AGREEMENT. Promptly following the execution of this Agreement by all parties hereto, MicroAge will declare a bonus in favor of Executive in an amount equal to $80,000, all of which will be waived by Executive pursuant to the terms and provisions of the 1997 Management Equity Program Award Agreement, dated October 11, 1996, between MicroAge and Executive (the "1997 MEP AGREEMENT"). MicroAge also will declare a second bonus in favor of Executive in an amount equal to $33,333, but the second bonus will be conditional on Executive's execution of an amendment to the 1997 MEP Agreement pursuant to which he agrees to waive 100% of said second bonus in lieu of any additional salary waivers for the current fiscal year. MicroAge and Executive understand and agree that (a) following the waiver of the bonuses as described above, Executive will not be required to waive any further compensation amounts pursuant to the 1997 MEP Agreement, (b) the total number of options granted to Executive under the 1997 MEP Agreement will not be reduced, and (c) such options will continue to vest in accordance with Section 4 of the 1997 MEP Agreement as if all compensation that Executive agreed to waive under the 1997 MEP Agreement has been waived. MicroAge agrees to such other actions as may be required to effectuate the foregoing.

                                   ARTICLE II
                                  COMPENSATION

         For all services rendered by Executive in any capacity during his employment under this Agreement, including, without limitation, services as a director, officer, or member of any committee of the Board of the Company or of the board of directors of any subsidiary or Affiliate of the Company, the Company will compensate Executive as follows:

         2.1 BASE SALARY. The Company will pay to Executive an annual base salary of not less that $370,000 (such amount, less any salary waivers under the 1997 Management Equity Program or any subsequent management equity or other waiver program adopted by the Company is hereinafter referred to as the "BASE SALARY") during the term hereof; PROVIDED, HOWEVER, that in the event the

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Company or MicroAge  institutes a salary  reduction  program  which  affects all exempt employees (as defined by standard Company policies in compliance with the Fair Labor Standards Act) by the same percentage, then Executive's Base Salary may be reduced by such percentage (and the term "Base Salary" as used in this Agreement will refer to Base Salary as so adjusted). Executive's Base Salary will be paid in equal semi-monthly installments. The Base Salary will be reviewed annually by the Board or a committee designated by the Board and the Board or such committee may, in its discretion, increase the Base Salary.

         2.2 BONUS PAYMENTS.

         (a) During the period of Executive's employment under this Agreement, the Company shall pay to Executive annually a fixed cash bonus equal to $4,612 and, in addition, such amount as may be necessary after payment by the Executive of all taxes, including, without limitation, any federal or state income taxes, on such fixed cash bonus payment, so that Executive shall have remaining, on a grossed-up basis, the amount of $4,612 (the "ANNUAL FIXED CASH BONUS").

         (b) The Board, a committee thereof, or the Chairman of the Board will establish in each fiscal year during the term hereof an executive bonus plan that provides for incentive compensation to Executive. Any bonus under any such plan is referred to herein as the "ANNUAL INCENTIVE BONUS".

         2.3 STOCK OPTIONS. The Company will use all reasonable efforts to cause MicroAge to establish and maintain one or more stock option plans in which Executive will be entitled to participate. The terms and conditions of such plan(s) will be determined and administered by the MicroAge's Board of Directors or a committee thereof.

         2.4 ADDITIONAL BENEFITS. Executive will be entitled to participate in all employee benefit and welfare programs, plans and arrangements (including, without limitation, pension, profit sharing, supplemental pension and other retirement plans, insurance, hospitalization, medical and group disability benefits, travel or accident insurance plans) and to receive fringe benefits, such as dues and fees of professional organizations and associations, which are from time to time available to the Company's executive officers; PROVIDED, HOWEVER, there will be no duplication of termination or severance benefits, and to the extent that such benefits are specifically provided by the Company to Executive under other provisions of this Agreement, the benefits available under the foregoing plans and programs will be reduced by any benefit amounts paid under such other provisions. Executive will during the period of his employment hereunder continue to be provided with benefits at a level which will in no event be less in any material respect than the benefits made available to Executive by the Company as of the date of this Agreement. Notwithstanding the foregoing, the Company may terminate or reduce benefits under any benefit plans and programs to the extent such reductions apply uniformly to the Company's executive officers to participate therein, and Executive's benefits will be reduced or terminated accordingly. Specifically, without limitation, Executive will receive the following benefits:

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         (a) SPLIT DOLLAR INSURANCE AGREEMENT. Executive will remain entitled to the benefits under the Split Dollar Insurance Agreements, dated as of September 1, 1995 and January 27, 1997, between MicroAge and Executive.

         (b) SHORT-TERM DISABILITY BENEFITS. In the event of Executive's failure substantially to perform his duties hereunder on a full-time basis for a period not exceeding 180 consecutive days or for periods aggregating not more than 180 days during any twelve-month period as a result of incapacity due to physical or mental illness, the Company will continue to pay the Base Salary to Executive during the period of such incapacity, but only in the amounts and to the extent that disability benefits payable to Executive under Company-sponsored insurance policies are less than Executive's Base Salary.

         (c) RELOCATION EXPENSES. In the event Executive's principal place of employment is relocated by mutual consent of the parties outside Maricopa County, Arizona, the Company will reimburse Executive for all usual relocation expenses incurred by Executive and his household in moving to the new location, including, without limitation, moving expenses and rental payments for temporary living quarters in the area of relocation for a period not to exceed six months.

         (d) REIMBURSEMENT OF BUSINESS EXPENSES. The Company will, in accordance with standard Company policies, pay, or reimburse Executive for, all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement.

         (e) VACATIONS. Executive will be entitled to 20 business days, excluding Company holidays, of paid vacation during each year of employment, which he will earn in arrears, beginning as of May 15, 1995, the date that Executive first became a MicroAge associate. Executive may accrue and carry forward vacation days from any particular year of his employment to the next to the extent permitted by the Company's policies in this regard, as the same may be changed from time to time.

                                   ARTICLE III
                            TERMINATION OF EMPLOYMENT

         3.1 DEATH OR RETIREMENT OF EXECUTIVE. Executive's employment under this Agreement will automatically terminate upon the death or Retirement (as defined in Section 6.1) of Executive.

         3.2  BY  EXECUTIVE.   Executive  will  be  entitled  to  terminate  his
employment under this Agreement by giving Notice of Termination (as defined in Section 6.1) to the Company:

         (a) for Good Reason (as defined in Section 6.1);

         (b) at any time commencing with the date six (6) months following the date of a Change in Control (as defined in Section 6.1) and ending with the date twelve months after the date of such Change in Control (a "CHANGE IN CONTROL RESIGNATION"); and

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
         (c) at any time without Good Reason.

         3.3 BY COMPANY. The Company will be entitled to terminate Executive's employment under this Agreement by giving Notice of Termination to Executive:

         (a) in the event of Executive's Total Disability (as defined in Section 6.1);

         (b) for Cause (as defined in Section 6.1); and

         (c) at any time without Cause.

                                   ARTICLE IV
                   COMPENSATION UPON TERMINATION OF EMPLOYMENT

         If Executive's employment hereunder is terminated in accordance with the provisions of Article III hereof, except for any other rights or benefits specifically provided for herein following his period of employment, the Company will be obligated to provide compensation and benefits to Executive only as follows, subject to the provisions of Section 5.12 hereof:

         4.1 UPON TERMINATION FOR DEATH OR DISABILITY. If Executive's employment hereunder is terminated by reason of his death or Total Disability, the Company will:

         (a) pay Executive (or his estate) or beneficiaries any Base Salary that has accrued but not been paid as of the termination date (the "ACCRUED BASE SALARY");

         (b) pay Executive (or his estate) or beneficiaries for unused vacation days accrued as of the termination date in an amount equal to his Base Salary multiplied by a fraction the numerator of which is the number of accrued unused vacation days and the denominator of which is 260 (the "ACCRUED VACATION PAYMENT");

         (c) reimburse Executive (or his estate) or beneficiaries for expenses incurred by him prior to the date of termination that are subject to reimbursement pursuant to this Agreement (the "ACCRUED REIMBURSABLE EXPENSES");

         (d) provide to Executive (or his estate) or beneficiaries any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or programs (the "ACCRUED BENEFITS"), together with any benefits required to be paid or provided in the event of Executive's death or Total Disability under applicable law;

         (e) pay Executive (or his estate) or beneficiaries any Annual Incentive Bonus with respect to a prior fiscal year which has accrued but has not been paid (the "ACCRUED ANNUAL INCENTIVE BONUS"); and

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
         (f) Executive (or his estate) or beneficiaries will have the right to exercise all vested unexercised stock options and warrants outstanding at the termination date in accordance with terms of the plans and agreements pursuant to which such options or warrants were issued.

         4.2 UPON TERMINATION BY COMPANY FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD Reason. If Executive's employment is terminated by the Company for Cause, or if Executive terminates his employment with the Company other than (x) upon Executive's death or Total Disability, (y) for Good Reason, or (z) pursuant to a Change in Control Resignation (as defined in Section 3.2(b)), the Company will:

         (a) pay Executive the Accrued Base Salary;

         (b) pay Executive the Accrued Vacation Payment;

         (c) pay Executive the Accrued Reimbursable Expenses;

         (d) pay Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

         (e) pay Executive any accrued Annual Fixed Cash Bonus and Annual Incentive Bonus with respect to a prior year which has accrued but has not been paid (together, such bonus payments are referred to herein as the "ACCRUED ANNUAL BONUS PAYMENTS"); and

         (f) Executive will have the right to exercise vested options and warrants in accordance with Section 4.1(f).

         4.3 UPON TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON PRIOR TO A CHANGE IN CONTROL. If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, the Company will:

         (a) pay Executive the Accrued Base Salary;

         (b) pay Executive the Accrued Vacation Payment;

         (c) pay Executive the Accrued Reimbursable Expenses;

         (d) pay Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

         (e) pay Executive any Accrued Annual Incentive Bonus;

         (f) pay Executive commencing on the thirtieth day following the termination date twenty-four (24) monthly payments equal to one-twelfth of the sum of (1) Executive's Base Salary

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in effect  immediately prior to the time such termination  occurs,  plus (2) the average of the Annual Incentive Bonuses paid to Executive for the two (2) fiscal years immediately preceding the fiscal year in which the termination occurs (or if less than two, the amount of his single Annual Incentive Bonus, if any); provided, however, should Executive attain alternative employment during the twenty-four (24) month payment period, the Company's obligations under this
Section 4.3(f) will be reduced by the amount of Executive's compensation from his new employer. For example, if Executive were entitled to receive $30,000 per month for twenty-four (24) months under this Section 4.3(f), and if, at the beginning of the seventh (7th) month following his termination date, he finds alternative employment that pays him $25,000 per month, the Company would be obligated to pay Executive six (6) monthly payments of $30,000, and eighteen
(18) monthly payments of $5,000 under this Section 4.3(f);

         (g) maintain in full force and effect, for Executive's and his eligible beneficiaries' continued benefit, until the first to occur of (x) his attainment of alternative employment or (y) twenty-four (24) months following the termination date of his employment hereunder the employee benefits provided pursuant to Company-sponsored benefit plans, programs or other arrangements in which Executive was entitled to participate as a full-time employee immediately prior to such termi nation in accordance with Section 2.4 hereof, subject to the terms and conditions of such plans and programs (the "CONTINUED BENEFITS"). If Executive's continued participation is not permitted under the general terms and provisions of such plans, programs and arrangements, the Company will arrange to provide Executive with Continued Benefits substantially similar to those which Executive would have been entitled to receive under such plans, programs and arrangements; and

         (h) Executive will have the right to exercise vested options and warrants in accordance with Section 4.1(f).

Notwithstanding anything to the contrary in this Agreement, Executive's employment will not be deemed to have been terminated "without Cause," nor will Executive be deemed to have terminated his employment for "Good Reason" if, (i) at the date of Executive's termination of employment with the Company, the Company is, or was, within the three (3) month period preceding such date, an Affiliate of MicroAge AND (ii) within thirty (30) days following Executive's termination of employment with the Company, MicroAge or any of its Affiliates offers a senior executive position based in Maricopa County to Executive with at least the same Base Salary and term of employment to which Executive is entitled hereunder (any such offer made under the circumstances described in clauses (i) and (ii) of this sentence is hereinafter referred to as a "MICROAGE EMPLOYMENT Offer"). If Executive accepts a MicroAge Employment Offer, Executive will not be entitled to any payments as a result of the termination of his employment under this Agreement. If Executive does not accept a MicroAge Employment Offer, Executive's termination of employment will be treated as termination pursuant to
Section 4.2 of this Agreement. The Company agrees to provide MicroAge with written notice of Executive's termination of employment with the Company no later than ten (10) days following such termination.

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         4.4 UPON TERMINATION BY THE COMPANY WITHOUT CAUSE FOLLOWING A CHANGE IN
CONTROL OR BY EXECUTIVE FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL OR PURSUANT TO A CHANGE IN CONTROL RESIGNATION. If following a Change in Control, Executive's employment is terminated by the Company without Cause or by Executive for Good Reason or pursuant to a Change in Control Resignation, the Company shall:

         (a) make the  payments  and provide to  Executive  the  benefits  under
Section 4.3 other than under Section 4.3(f) hereof; and in addition

         (b) pay to Executive a lump sum payment on or prior to the thirtieth day following the termination date of Executive's employment hereunder in an amount equal to 200% of Executive's aggregate total compensation under Sections
2.1 and 2.2 hereof for the fiscal year immediately prior to the fiscal year in which the Change in Control occurs; provided, however, the total payments received by Executive under this Section 4.4(b) plus (i) any payments received by Executive under Section 4.4(a) which would be classified as parachute payments and (ii) any payments or value received by Executive from stock options which would be classified as parachute payments determined in accordance with Prop. Reg. ss. 1.280G-1A-24(e) Examples (7) and (8) may not exceed 299% of Executive's "Base Amount" as such term is defined in Section 280G of the Internal Revenue Code of 1986, as amended ("Code") and the regulations promulgated thereunder ("Regulations"). Company and Executive agree that for purposes of making any present value calculation under this Agreement, the Applicable Federal Rate in effect on the date this Agreement is executed shall control as permitted by Q&A 32 of Treas. Reg. ss. 1.280G-1.

                                    ARTICLE V
                              RESTRICTIVE COVENANTS

         5.1 CONFIDENTIAL INFORMATION AND MATERIALS. Executive hereby agrees and acknowledges that the following ideas, information, and materials in written, oral, magnetic, photographic, optical or other form and whether now existing or developed or created during the period of Executive's employment or engagement with the Company (the "Confidential Information") are proprietary to the Company and are highly sensitive in nature:

         (a) HARDWARE. Any and all ideas, concepts, know-how, techniques, structures, information and materials relating to the design, development, engineering, invention, patent, patent application, manufacture or improvement of any and all equipment, components, devices, techniques, processes or formulas (including, without limitation, mask works, semi-conductor chips, processors, memories, disc drives, tape heads, computer terminals, keyboards, storage devices, printers, and optical storage media) and any and all components, devices, techniques or circuitry incorporated in any of the above which is or are constructed, designed, improved, altered or used by the Company and which is or are not generally known to the public or within the industries in which the Company competes.

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         (b)  SOFTWARE.  Any  and all  ideas,  concepts,  know-how,  techniques, structures, information and materials relating to existing computer software or firmware products and computer software or firmware in various stages of research and development including without limitation source code, object and load modules, requirements specifications, design specifications, design notes,
flow  charts,   coding  sheets,   annotations,   documentation,   technical  and
engineering  data,   laboratory  studies,   benchmark  test  results,   and  the
structures, organization, designs, formulas and algorithms which reside in the software and which are not generally known to the public or within the industries or trades in which the Company competes.

         (c) BUSINESS PROCEDURES. Internal business procedures and business plans, including analytical methods and procedures, licensing techniques, manufacturing information and procedures such as formulations, processes and equipment, technical and engineering data, vendor names, other vendor information, purchasing information, financial information, service and operational manuals and documentation therefor, ideas for new products and services and other such information which relates to the way the Company conducts its business and which is not generally known to the public.

         (d) LEGAL RIGHTS. All patents, copyrights, trade secrets, trademarks and service marks, and the like.

         (e) MARKETING PLANS AND CUSTOMERS LISTS. Any and all customer and marketing information and materials, such as (i) strategic data, including marketing and development plans, forecasts and forecast assumptions and volumes, and future plans and potential strategies of the Company which have been or are being discussed; (ii) financial data, price and cost objectives, price lists, pricing policies and procedures, and estimating and quoting policies and procedures; and (iii) customer data, including customer lists, names of existing, past or prospective customers and their representatives, data about or provided by prospective, existing or past customers, customer service information and materials, data about the terms, conditions and expiration dates of existing contracts with customers and the type, quantity and specifications of products and services purchased, leased or licensed by customers of the Company.

         (f) NOT GENERALLY KNOWN. Any and all information not generally known to the public or within the industries or trades in which the Company competes.

         5.2 GENERAL KNOWLEDGE. The general skills and experience gained by Executive during Executive's employment or engagement by the Company, and information publicly available or generally known within the industries or trades in which the Company competes, is not considered Confidential Information. Following the Non-Competition Period (as defined in Section 5.9(a)), Executive is not restricted from working with a person or entity which has independently developed information or materials similar to the Confidential Information, but in such a circumstance, Executive agrees not to disclose the fact that any similarity exists between the Confidential Information and the independently developed information and materials, and Executive understands that such similarity does not excuse Executive from the non-disclosure and other obligations in this Agreement.

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         5.3 EXECUTIVE OBLIGATIONS AS TO CONFIDENTIAL INFORMATION AND MATERIALS.
During Executive's employment or engagement by the Company, Executive will have access to the Confidential Information and will occupy a position of trust and confidence with respect to the Confidential Information and the Company's affairs and business. Executive agrees to take the following steps to preserve the confidential and proprietary nature of the Confidential Information:

         (a) NON-DISCLOSURE. During and after Executive's employment or engagement by the Company, Executive will not use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required in the performance of Executive's duties with the Company. Executive understands that Executive is not allowed to sell, license, market or otherwise exploit any products or services (including software or firmware in any form) which embody in whole or in part any Confidential Information.

         (b) PREVENT DISCLOSURE. Executive will take all reasonable precautions to prevent disclosure of the Confidential Information to unauthorized persons or entities.

         (c) ABIDE BY THE COMPANY'S RESTRICTIONS. Executive will treat as confidential and proprietary any information or materials from outside the Company which the Company is obligated to treat as confidential or proprietary, in accordance with the Company's reasonable instructions to Executive.

         (d) RETURN ALL MATERIALS. Upon termination of Executive's employment or engagement by the Company for any reason whatsoever, Executive will deliver to the Company all tangible materials embodying the Confidential Information, including any documentation, records, listings, notes, data, sketches, drawings, memoranda, models, accounts, reference materials, samples, machine-readable media and equipment which in any way relate to the Confidential Information. Of course, Executive agrees not to retain any copies of any of the above materials.

         5.4 INFORM SUBSEQUENT EMPLOYERS. Executive covenants and agrees that, for a period beginning on the date of Executive's termination of employment with the Company and ending twenty-four (24) months following termination of the Non-Competition Period, prior to accepting subsequent employment with an employer engaged in substantially the same line of work as the Company, Executive will: (a) inform any such subsequent employer in writing that this Agreement exists; and (b) provide the Company with a copy of such writing.

         5.5 IDEAS AND INVENTIONS. Executive agrees to assign to the Company all of Executive's right, title and interest in or to any and all ideas, concepts, know-how, techniques, processes, inventions, discoveries, developments, works of authorship, innovations and improvements ("Inventions") conceived or made by Executive, whether alone or with others, whether patentable or not, except those that the Executive developed entirely on Executive's own time without using the Company's equipment, supplies, facilities, or trade secret information and which neither (1) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company nor (2) result from any work performed by the Executive for the Company. Executive agrees to disclose all Inventions to the Company promptly, and to provide all assistance reasonably requested by the Company in the preservation of its interests in the Inventions (such as by executing documents, testifying, etc.), such assistance to be provided at the Company's expense but without any additional compensation to Executive.

         5.6 INVENTIONS AND PATENTS; ASSERTION OF RIGHTS. Executive agrees that from this date until Executive leaves the Company's employment, Executive will keep the Company informed of any Inventions made by Executive, in whole or in part, or conceived by Executive, alone or with others, which result from any work Executive may do for, or at the request of, the Company, or which relate to the Company's activities, investigations, or obligations. Executive will, at the expense of the Company, assist the Company or its nominees to obtain patents for such Inventions in any countries throughout the world. Such Inventions will be the property of the Company or its nominees, whether patented or not. Executive will and does, without charge to the Company, assign to the Company, all of Executive's right, title, and interest in and to such Inventions, including patents and patent applications and reissues thereof. Executive agrees to execute, acknowledge, and deliver any instruments confirming the complete ownership by the Company of such Inventions. Such assignments will include the right to sue for infringement.

         5.7 COPYRIGHTS. Executive agrees that any work prepared by Executive during the course of Executive's employment or engagement hereunder which is eligible for United States copyright protection or protection under the Universal Copyright Convention, the Berne Copyright Convention and/or the Buenos Aires Copyright Convention will be a work made for hire. In the event any such work is deemed not to be a work made for hire, Executive hereby assigns all right, title and interest in and to the copyright in such work to the Company, and agrees to provide all assistance reasonably requested by the Company in the establishment, preservation and enforcement of its copyright in such work, such assistance to be provided at the Company's expense but without any additional compensation to Executive.

         5.8 CONFLICTING OBLIGATIONS AND RIGHTS. Executive agrees to inform the Company in writing of any apparent conflict between Executive's work for the Company and (i) any obligations Executive may have to preserve the confidentiality of another's proprietary information or materials, or (ii) any rights Executive claims to any patents, copyrights, trade secrets, or other inventions, ideas or similar rights, before performing that work. Otherwise, the Company may conclude that no such conflict exists and Executive agrees thereafter to make no such claim against the Company. The Company will receive such disclosures in confidence. There are no such existing obligations and claims of Executive as of the date of this Agreement.

         5.9 NON-COMPETITION/NON-SOLICITATION.

         (a) NON-COMPETITION/NON-SOLICITATION. During the Non-Competition Period (as defined herein), Executive agrees that Executive will not Compete (as defined herein) with the Business in the Business Territory. The term "BUSINESS TERRITORY" means the United States of

America, including (i) the Western United States (Alaska, Arizona, California, Colorado, Hawaii, Idaho, Oregon, Montana, New Mexico, Nevada, Utah, Washington, and Wyoming); (ii) the Central United States (Alabama, Arkansas, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Michigan, Minnesota, Missouri, Mississippi, Nebraska, North Dakota, Ohio, Oklahoma, South Dakota, Tennessee, Texas, and Wisconsin); (iii) the Eastern United States (Connecticut, Delaware, Florida, Georgia, Massachusetts, Maryland, Maine, North Carolina, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, South Carolina, Virginia, Vermont, and Washington, DC, and West Virginia); and (iv) a 30-mile radius around each of the following: (A) the Company's or MicroAge's corporate headquarters, (B) any distribution or logistics centers operated by the Company, MicroAge, or any of their Affiliates, (C) any quality integration centers operated by the Company, MicroAge, or any of their Affiliates, (D) the Company's or MicroAge's company-owned reseller locations, (E) any call centers operated by the Company, MicroAge, or any of their Affiliates, (F) any other facility owned or operated by the Company, MicroAge, or any of their Affiliates not covered by clauses (A) - (E) of this Section 5.9(a), (G) the Company's or MicroAge's MIS branches (whether owned by MicroAge or not), and (H) MicroAge's franchisee locations.

         For purposes of this Section 5.9(a), the "NON-COMPETITION PERIOD" means the period of Executive's employment by the Company, MicroAge, or any of their Affiliates, and an additional period of twenty-four (24) months following the date of termination of Executive's employment for any reason, whether such termination is voluntary or involuntary. Executive agrees that the Non-Competition Period will be extended by the number of days during any such period in which Executive is or was engaged in activities constituting a breach of this Article V.

         (b) For purposes of this Section 5.9, the term "COMPETE" or "COMPETING" means, with respect to the Business: (i) managing, supervising, or otherwise participating in a management or sales capacity; or (ii) otherwise managing, operating, controlling, participating in the ownership, management, or control of, or being connected with or having any interest in, as a stockholder, agent, partner, lender, consultant, advisor or otherwise, any business or Person which provides goods, products, or services competitive with those provided by the Business; PROVIDED, HOWEVER, that nothing contained herein will prohibit Executive from owning less than one percent of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market; or (iii) entering into or attempting to enter into any business substantially similar to the Business, either alone or with any other Person.

         (c) For the purposes of this Section 5.9, the words "directly or indirectly", as they modify the word "Compete" or "Competing" mean (i) acting as an agent, representative, consultant, officer, director, member, independent contractor, or employee of any Person that is Competing with the Business; (ii) participating in any such Competing Person or enterprise as an owner, partner, limited partner, joint venturer, member, creditor, or shareholder (except as expressly permitted herein); or (iii) or communicating to any such Competing Person or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer or any other confidential information of the Business, the Company, MicroAge, or any of their Affiliates.

         (d) For purposes of this Article V, the term "BUSINESS" means the delivery of systems integration, management, and support services and/or the distribution of information technology products and services, as conducted by the Company, MicroAge, or any of their Affiliates immediately prior to the date hereof and/or developed during Executive's employment hereunder.

         (e) NON-SOLICITATION OF EMPLOYEES. Executive recognizes that the Company's employees are a valuable resource of the Company. Accordingly, during the Employee Non-Solicitation Period (as defined herein), Executive agrees that Executive will not, either alone or in conjunction with any other Person, directly or indirectly, go into business with any Company employee or solicit, induce, or recruit any Company employee to leave the employ of the Company. For the purpose of this Section 5.9(e), Company employee means (i) any employee of the Company, MicroAge, or any of their Affiliates as of, or immediately prior to the date hereof or during the Non-Competition Period, the Employee Non-Solicitation Period, and the Customer Non-Solicitation Period; or (ii) any former employee of the Company, MicroAge, or any of their Affiliates whose employment with the Company, MicroAge, or any of their Affiliates ceased less than one (1) year before the date of such co-venturing, solicitation, inducement, or recruitment.

         For purposes of this Section 5.9(e), the "EMPLOYEE NON-SOLICITATION Period"means the period of Executive's employment by the Company, MicroAge, or any of their Affiliates, and an additional period of twenty-four (24) months following the date of termination of Executive's employment for any reason, whether such termination is voluntary or involuntary. The Employee Non-Solicitation Period described herein will be extended by the number of days during any such period in which Executive is or was engaged in activities constituting a breach of this Article V.

         (f) NON-SOLICITATION OF CUSTOMERS AND PROSPECTIVE CUSTOMERS. Executive recognizes that the Company's customers and Prospective Customers are a valuable asset of the Company. Accordingly, during the Customer Non-Solicitation Period, Executive will not, either alone or in conjunction with any other Person, directly or indirectly, call on, solicit, take away, accept as a client, customer, or prospective client or customer, or attempt to call on, solicit, take away, or accept as a client, customer, or prospective client or customer, any Person that, as of the date of the termination of Executive's employment hereunder, (i) was a client, customer, or Prospective Customer of the Company, MicroAge, or any of their Affiliates, or (ii) was a client, customer, or Prospective Customer of the Company, MicroAge, or any of their Affiliates within the Business Territory, or (iii) was a client, customer, or Prospective Customer of the Company, MicroAge, or any of their Affiliates, with which the Executive had any significant contact, either individually or with another.

         For purposes of this Section 5.9(f), (i) the "CUSTOMER NON-SOLICITATION PERIOD" means the period of Executive's employment by the Company, MicroAge, or any of their Affiliates, and an additional period of twenty-four (24) months following the date of termination of Executive's employment for any reason, whether such termination is voluntary or involuntary, and (ii) "PROSPECTIVE CUSTOMER" means any Person that the Company, MicroAge, or any of their Affiliates have contacted, or have developed a strategy or plan to contact, for the purpose of acquiring such Person as a client. The Customer Non-Solicitation Period described herein will be extended by the

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
number of days during any such period in which Executive is or was engaged in activities constituting a breach of this Article V.

         (g) During the Non-Competition Period (as defined in Section 5.9(a)) Executive agrees that Executive will not, either within or outside of the Business Territory, act as an agent, representative, consultant, officer, director, member, independent contractor, or employee of Arrow Electronics, Inc.; Avnet, Inc.; CHS Electronics, Inc.; Cambridge Research Associates, Inc.; Compaq Computer Corporation; CompuCom Systems, Inc.; CompUSA, Inc.; EnPointe Technologies, Inc.; Entex Information Services; GE Capital; Ikon Office Solutions, Inc.; Inacom Corp; Ingram Micro, Inc.; Merisel, Inc.; Pomeroy Computer Resources, Inc.; Tech Data Corporation; Vanstar Corporation; Xerox Connect; or any Affiliates or successors of the foregoing.

         (h) Executive hereby expressly agrees and acknowledges that:

               (i) the Company has protectable business interests throughout the Business Territory, and elsewhere, and that competition with and against such business interests would be harmful to the Company;

               (ii) the covenants contained in this Article V are reasonable as to time and geographical area and do not place any unreasonable burden upon Executive's ability to earn a livelihood;

               (iii) the public will not be harmed as a result of enforcement of the covenants contained in this Article V;

               (iv) the personal legal counsel for Executive has reviewed the covenants contained in this Article V; and

               (v) Executive understands and hereby agrees to each and every term and condition contained in this Article V.

         5.10 NON-DISPARAGEMENT. During the term of this Agreement, the Non-Competition Period, the Employee Non-Solicitation Period, and the Customer Non-Solicitation Period, neither the Executive nor the Company will disparage the other, and neither will disclose to any third party the conditions of Executive's employment with the Company, except as may be required (i) pursuant to applicable law or regulations, including the rules and regulations of the Securities and Exchange Commission, (ii) to effectuate the provisions of employee plans or programs and insurance policies, or (iii) as may be otherwise contemplated herein or unless such information becomes publicly available without fault of the party making such disclosure.

         5.11 REMEDIES. Executive expressly agrees and acknowledges that the covenants set forth in Sections 5.1 through Section 5.10 are necessary for the protection of the interests of the Company and its Affiliates because of the nature and scope of their business and his position with the Company and, consistent with Section 6.2(b), such covenants may be enforced in any court of competent jurisdiction. Further, Executive acknowledges that any breach of such covenants would result in irreparable damage to the Company, and that money damages will not sufficiently compensate the Company for its injury caused thereby, and that the remedy at law for any breach or threatened breach of any of such covenants will be inadequate and, accordingly agrees, that the Company will, in addition to all other available remedies (including without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive relief or specific performance and that in addition to such money damages he may be restrained and enjoined from any continuing breach of this covenant not to compete without any bond or other security being required of any court. The remedies set forth in this Section 5.11 will be included in any award in favor of the Company under EXHIBIT A hereto.

         5.12  SEVERABILITY  OF ARTICLE V  PROVISIONS.  If any provision of this
Article  V shall be  adjudicated  by a court  of  competent  jurisdiction  to be invalid or unenforceable because of the scope, duration, area of its applicability, or any other reason, the court making such determination will have the power to modify such scope, duration, or area, or all of them, or to strike an invalid or unenforceable provision, in whole or in part, to make such scope, duration, area, or provision valid and enforceable. Executive further acknowledges and agrees that if such covenants, or any of them, are deemed to be unenforceable and/or the Executive fails to comply with this Article V, the Company has no obligation to provide any compensation or other benefits described in Article IV hereof.

         5.13 OTHER AGREEMENTS . In the event that Executive has previously signed, or does sign in the future, any one or more separate non-competition, non-solicitation, confidentiality or similar agreement(s) with the Company, such agreement(s) will remain binding and enforceable and the Company may, at its option, assert any and all such agreement(s) against Executive in addition to, or in lieu of, this Agreement.

         5.14 SCOPE OF ARTICLE . For purposes of this Article V, unless the context otherwise requires, the term "Company" includes MicroAge, Inc., its direct and indirect subsidiaries, and its Affiliates.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 DEFINITIONS. For purposes of this Agreement, the following terms will have the following meanings:

         "Accrued Base Salary" - as defined in Section 4.1(a).

         "Accrued Benefits" - as defined in Section 4.1(d).

         "Accrued Annual Bonus Payment" - as defined in Section 4.1(e).

         "Accrued Reimbursable Expenses" - as defined in Section 4.1(c).

         "Accrued Vacation Payment" - as defined in Section 4.1(b).

         "Affiliate" - of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

         "Annual Fixed Cash Bonus" - as defined in Section 2.2(a);

         "Annual Incentive Bonus" - as defined in Section 2.2(b);

         "Base Amount" - as defined in Section 4.4(b).

         "Base Salary" - as defined in Section 2.1.

         "Board" - will mean the Board of Directors of the Company.

         "Business" - as defined in Section 5.9(d).

         "Business Territory" - as defined in Section 5.9(a).

         "Cause" will mean the occurrence of any of the following:

               (a) Executive's gross and willful misconduct which is injurious to the Company or any of its Affiliates;

               (b) Executive's engaging in fraudulent conduct with respect to the Company's or any of its Affiliate's business or in conduct of a criminal nature that may have an adverse impact on the Company's or any of its Affiliate's standing and reputation;

               (c) the failure or refusal by Executive to perform the duties required of him by this Agreement, which failure or refusal shall not be cured within fifteen (15) days following receipt by Executive of written notice from the Company specifying the factors or events constituting such failure or refusal; or

               (d) Executive's use of drugs and/or alcohol in violation of then current Company policy. .

         "Change of Control" will mean and will be deemed to have occurred if:

               (i) After the date of this Agreement, any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision thereto) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision thereto) directly or indirectly of securities of MicroAge representing 15 percent  or more of the  combined  voting  power  of  MicroAge's  then outstanding securities ordinarily having the right to vote at an election of directors; PROVIDED, HOWEVER, that, for purposes of this subparagraph, "person" will exclude MicroAge, its Affiliates, any person acquiring such securities directly from MicroAge, any employee benefit plan sponsored by MicroAge or from Executive or any stockholder owning 15% or more of the combined voting power of MicroAge's outstanding securities as of the date of this Agreement; or

               (ii) Any stockholder of MicroAge owning 15 percent or more of the combined voting power of the Company's outstanding securities as of the date of this Agreement becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) directly or indirectly of securities of MicroAge (other than through the acquisition of securities directly from MicroAge or from Executive) representing 25 percent or more of the combined voting power of MicroAge's then outstanding securities ordinarily having the right to vote at an election of directors; or

               (iii) Individuals who, as of the date hereof, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least 80 percent of the Board, provided, however, that any person becoming a member of the Board subsequent to the date hereof whose election, or nomination for election by MicroAge's stockholders, was approved by a vote of at least 80 percent of the members then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of MicroAge, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision thereto) will be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

               (iv) Approval by the stockholders of MicroAge and consummation of
          (A) a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of MicroAge, in each case, with or to a corporation or other person or entity of which persons who were the stockholders of MicroAge immediately prior to such transaction do not, immediately thereafter, own more than 60 percent of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the reorganized, merged, consolidated or purchasing corporation (or in the case of a non-corporate person or entity, functionally equivalent voting power) and 80 percent of the members of the Board of which corporation (or functional equivalent in the case of a non-corporate person or entity) were not members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, consolidation or sale, or (B) a liquidation or dissolution of MicroAge.

         Notwithstanding anything to the contrary in the foregoing definition of Change of Control, a Change of Control will not be deemed to have occurred (i) as a result of the sale or other disposition of all of a portion of the Company's outstanding securities or assets if such sale or disposition has been approved by MicroAge's Board of Directors or (ii) if, following a sale or disposition described in the immediately preceding clause (i), an event occurs that would have otherwise been a Change of Control hereunder.

         "Change of Control Resignation" - as defined in Section 3.2(b).

         "Code" - as defined in Section 4.4(b).

         "Common Stock" - shall mean shares of the common stock, par value $.01 per share, of the Company.

         "Compete" or "Competing" - as defined in Section 5.9(b).

         "Confidential Information" - as defined in Section 5.1.

         "Continued Benefits" - as defined in Section 4.3(g).

         "Customer Non-Solicitation Period" - as defined in Section 5.9(f).

         "Employee Non-Solicitation Period" - as defined in Section 5.9(e).

         "Good Reason" will mean the occurrence of any of the following (subject to Section 4.3):

               (a) The Company's failure to elect or reelect or to appoint or reappoint Executive to offices, titles or positions carrying comparable authority, responsibilities, dignity and importance to that of Executive's offices and positions as of the date of this Agreement or, in the case of a Change in Control, involving duties of a scope comparable to those of Executive's most significant offices or positions held at any time during the 90 day period immediately preceding the date such Change in Control occurs;

               (b) Material change by the Company in Executive's function, duties or responsibilities (including report responsibilities) which would cause Executive's position with the Company to become of less dignity, responsibility and importance than those associated with his functions, duties or responsibilities as of the date of this Agreement or, in the case of a Change in Control, involving duties of a scope less than that associated with Executive's most significant position with the Company during the 90 day period immediately preceding the date such Change in Control occurs;

               (c) Executive's Base Salary is reduced by the Company (unless such reduction is pursuant to a salary reduction program as described in Section 2.1 hereof) or there is a material reduction in the benefits that are in effect for the Executive on the date of this Agreement in accordance with Section 2.4 (unless such reduction is pursuant to a uniform reduction in benefits for all senior executives);

               (d) Except with Executive's prior written consent, relocation of Executive's principal place of employment to a location outside of Maricopa County, Arizona, or requiring Executive to travel on the Company's business more than is required by Section 1.4 hereof;

               (e) The failure by the Company to obtain the assumption by operation of law or otherwise of this Agreement by any entity which is the surviving entity in any merger or other form of corporate reorganization involving the Company or by any entity which acquires all or substantially all of the Company's assets; or

               (f) Other material breach of this Agreement by the Company, which breach is not cured within fifteen (15) days after written notice thereof is received by the Company.

         "Inventions" - as defined in Section 5.5.

         "MicroAge Employment Offer" - as defined in Section 4.3

         "Non-Competition Period" - as defined in Section 5.9(a).

         "Notice of Termination" will mean a notice which indicates the specific termination provision of this Agreement relied upon and will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         "Person" - means any natural person, firm, partnership, association, corporation, company, limited liability company, limited partnership, trust, business trust, governmental authority, or other entity.

         "Prospective Customer" - as defined in Section 5.9(f).

         "Retirement" will mean normal retirement at age 65.

         "Total Disability" will mean Executive's failure substantially to perform his duties hereunder on a full-time basis for a period exceeding 180 consecutive days or for periods aggregating more than 180 days during any twelve-month period as a result of incapacity due to physical or mental illness. If there is a dispute as to whether Executive is or was physically or mentally unable to perform his duties under this Agreement, such dispute will be submitted for resolution to a licensed

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
physician agreed upon by the Company and Executive, or if an agreement cannot be promptly reached, the Company and Executive will promptly select a physician, and if these physicians cannot agree, the physicians will promptly select a third physician whose decision will be binding on all parties. If such a dispute arises, Executive will submit to such examinations and will provide such information as such physician(s) may request, and the determination of the physician(s) as to Executive's physical or mental condition will be binding and conclusive. Notwithstanding the foregoing, if Executive participates in any group disability plan provided by the Company which offers long-term disability benefits, "Total Disability" will mean total disability as defined therein.

         6.2 KEY MAN INSURANCE. The Company will have the right, in its sole discretion, to purchase "key man" insurance on the life of Executive. The Company will be the owner and beneficiary of any such policy. If the Company elects to purchase such a policy, Executive will take such physical examinations and supply such information as may be reasonably requested by the insurer.

         6.3 MITIGATION OF DAMAGES; SET-OFF; DISPUTE RESOLUTION.

         (a) Executive will be required to mitigate the amount of any payment provided for in this Agreement (other than payments received pursuant to Section
4.4 hereof) by seeking other employment.

         (b) If there shall be any dispute between the Company and Executive (i) in the event of any termination of Executive's employment by the Company, whether or not such termination was for Cause, or (ii) in the event of any termination of employment by Executive, or (iii) otherwise arising out of this Agreement, the dispute will be resolved in accordance with the "Arbitration Procedure" contained in the MicroAge, Inc. Complaint Arbitration and Termination Dispute Resolution Policy attached hereto as EXHIBIT A, the provisions of which are incorporated as a part hereof; provided, however, that notwithstanding the first sentence of Section 4.1 of the "Arbitration Procedure," the Company or Executive must initiate arbitration within one (1) year from the date any claim under this Agreement accrues; and provided further, that either party may seek injunctive relief in court to avoid irreparable injury during the pendency of arbitration proceedings. In the event of a dispute hereunder as to whether a termination by the Company was for Cause or by the Executive for Good Reason, until there is a resolution and award as provided in EXHIBIT A the Company will pay all amounts, and provide all benefits, to Executive and/or Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide hereunder as though such termination were by the Company without Cause or by Executive for Good Reason and will pay the reasonable legal fees and expenses of counsel for Executive in connection with such dispute resolution; provided, however, that the Company will not be required to pay any disputed amounts or any legal fees and expenses pursuant to this subparagraph (b) except upon receipt of a written undertaking by or on behalf of Executive (and/or Executive's family or other beneficiaries, as the case may be) to repay, without interest or penalty, as soon as practicable after completion of the dispute resolution (A) all such amounts to which Executive (or Executive's family or other beneficiaries, as the case may be) is ultimately adjudged not be entitled with respect to the

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payment of such  disputed  amount(s)  and (B) in addition,  in the case of legal
fees  and  expenses,   a  proportionate   amount  of  legal  fees  and  expenses
attributable to any of Executive's claim(s) (or any of Executive's defenses or counter-claims(s)), if any, which are found by the dispute resolver to have been frivolous or without merit. IT IS EXPRESSLY UNDERSTOOD THAT BY SIGNING THIS AGREEMENT, WHICH INCORPORATES BINDING ARBITRATION, THE COMPANY AND EXECUTIVE AGREE, EXCEPT AS SPECIFICALLY PROVIDED OTHERWISE IN SECTIONS 5.11 AND THIS
SECTION 6.2(B), TO WAIVE COURT OR JURY TRIAL AND TO WAIVE PUNITIVE, STATUTORY, CONSEQUENTIAL, AND ANY DAMAGES, OTHER THAN COMPENSATORY DAMAGES.

         6.4 SUCCESSORS; BINDING AGREEMENT. This Agreement will be binding upon any successor to the Company and will inure to the benefit of and be enforceable by any such successor and by Executive's personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees, and legatees.

         6.5 MODIFICATION; NO WAIVER. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement will be deemed to have been waived, nor will there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the party charged with such waiver or estoppel. No such written waiver will be deemed a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and will not constitute a waiver of such term or condition for the future or as to any other term or condition.

         6.6 SEVERABILITY. The covenants and agreements contained herein are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the employment arrangement that is the basis for this Agreement, will not affect the validity or enforceability of any other covenant or agreement contained herein.

         6.7 NOTICES. All notices, demands, and other communications provided for hereunder will be in writing (including facsimile or similar transmission) and mailed (by U.S. certified mail, return receipt requested, postage prepaid), sent, or delivered (including by way of overnight courier service), (i) if to the Company, 3001 South Priest Drive, Tempe, Arizona 85282, Attention: Chief Executive Officer, telecopy no. (602) 366-2877, with a copy to MicroAge, Inc., 2400 South MicroAge Way, Tempe, Arizona 85292-1896, Attention: Chief Executive Officer, telecopy no. (602) 366-2444, and to Matthew P. Feeney, Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004-0001, telecopy no. (602) 382-6070; and (ii) if to Executive, 6211 East Huntress Drive, Paradise Valley, Arizona 85253; or, as to any party, to such other person and/or at such other address or number as shall be designated by such party in a written notice to the other party. All such notices, demands, and communications, if mailed, will be effective upon the earlier of (i) actual receipt by the addressee, (ii) the date shown on the return receipt of such mailing, or (iii) three (3) days after deposit in the mail. All such notices, demands, and communications, if not mailed, will be effective upon the earlier of (i) actual receipt by the addressee, (ii) with respect to facsimile and similar electronic transmission, the earlier of (x) the time that electronic confirmation of a successful transmission is received, or (y)

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
the date of transmission, if a confirming copy of the transmission is also mailed as described above on the date of transmission, and (iii) with respect to delivery by overnight courier service, the day after deposit with the courier service, if delivery on such day by such courier is confirmed with the courier or the recipient orally or in writing.

         6.8 ASSIGNMENT. This Agreement and any rights hereunder will not be assignable by either party without the prior written consent of the other party except as otherwise specifically provided for herein.

         6.9 ENTIRE UNDERSTANDING. This Agreement (together with EXHIBIT A incorporated as a part hereof) constitute the entire understanding between the parties hereto and no agreement, representation, warranty or covenant has been made by either party except as expressly set forth herein.

         6.10 EXECUTIVE'S REPRESENTATIONS. Executive represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.

         6.11 LIABILITY OF COMPANY WITH RESPECT TO INSURANCE POLICY. Executive has selected the insurer and policy referred to in Section 2.4(a) hereof, and the Company will not have any liability to Executive (or his beneficiaries) should the insurance company which issues the policy referred to therein fail or refuse to pay (whether voluntarily or by reason of any order, injunction or otherwise) thereunder or if any rights or elections otherwise available to Executive thereunder are restricted or eliminated.

         6.12 GOVERNING LAW. This Agreement will be construed in accordance with and governed for all purposes by the laws of the State of Arizona applicable to contracts executed and wholly performed within such state.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                   PINACOR, INC.


                                   By: /s/ Jeffrey D. McKeever
                                       ----------------------------------
                                       Jeffrey D. McKeever
                                       Chairman of the Board of Directors


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
                                   EXECUTIVE


                                   By: /s/ Robert G. O'Malley
                                       ----------------------------------
                                       Robert G. O'Malley



AGREED AND ACCEPTED (AS TO SECTIONS 1.5 AND 1.6):


MICROAGE, INC.

By: /s/ Jeffrey D. McKeever
  ----------------------------------
  Jeffrey D. McKeever
  Chairman of the Board and Chief Executive Officer

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
                                   EXHIBIT A

                         MICROAGE COMPLAINT ARBITRATION
                   AND TERMINATION DISPUTE RESOLUTION POLICY

                                   (ATTACHED)